UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2022

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Director Compensation

On September 14, 2022, the Board of Directors (the “Board”) of New Jersey Resources Corporation (“NJR”), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee (the “NCGC”), effective January 1, 2023, increased the value of the annual restricted stock unit (“RSU”) retainer payable to non-employee directors from $115,000 to $125,000 (the number of RSUs to be based upon the closing price of a share of NJR’s common stock on the date of the grant). A summary of the Company’s 2023 non-employee director compensation is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

On September 16, 2022, NJR entered into the Fourth Amendment (the “Amendment”) to the Shelf Note Purchase Agreement with PGIM, Inc. (formerly Prudential Investment Management, Inc.) (“Prudential) originally entered into on June 30, 2011 (as amended, the “Shelf Agreement”) permitting the issuance by NJR of senior notes to Prudential or certain of Prudential’s affiliates (collectively, “Purchasers”) from time to time.

On September 19, 2022, pursuant to the Shelf Agreement, NJR issued and sold to the Purchasers $50,000,000 in aggregate principal amount of its 3.64% Senior Notes, Series C, due September 19, 2034 (the “Notes”). The Notes are unsecured and guaranteed by certain unregulated subsidiaries of NJR. The proceeds of the Notes will be used for general corporate purposes, which may include future acquisitions, repayment of indebtedness, capital expenditures and working capital.

Interest will accrue on the Notes at 3.64% per annum and will be payable on March 19 and September 19 of each year, beginning on March 19, 2023, and on the maturity date of September 19, 2034. NJR may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount (as such term is defined in the Shelf Agreement), if any, determined for the prepayment date with respect to such principal amount. The Notes will also be subject to required prepayments upon the occurrence of certain events. The Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or under the securities laws of any jurisdiction. The Notes will be subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The Shelf Agreement contains customary representations and warranties of NJR and the Purchasers and also contains customary events of default and certain covenants which will limit NJR’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of NJR at the end of a fiscal quarter to 70% of the consolidated total capitalization of NJR, as those terms are defined in the Shelf Agreement, and a covenant limiting priority debt to 20% of NJR’s consolidated total capitalization, as those terms are defined in the Shelf Agreement); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of NJR’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Shelf Agreement.

The foregoing description of the Shelf Agreement is qualified in its entirety by reference to the Shelf Agreement, as previously amended and previously filed by NJR, and the Amendment attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1
Fourth Amendment to the Shelf Note Purchase Agreement, among New Jersey Resources Corporation, PGIM, Inc. (formerly Prudential Investment Management, Inc.) and the Purchasers party thereto dated as of September 16, 2022

10.1	Summary of 2023 Non-Director Employee Compensation Plan
104	Cover page in Inline XBRL format.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 20, 2022	By:	/s/ Roberto F. Bel
Roberto F. Bel
Senior Vice President and Chief Financial Officer